UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 23, 2023

CPI AEROSTRUCTURES, INC.
(Exact Name of Registrant as Specified in Charter)

New York	001-11398
(State or Other Jurisdiction of Incorporation)	(Commission File Number)

91 Heartland Boulevard, Edgewood, New York 11717
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (631) 586-5200

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	CVU	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On and effective October 23, 2023, the board of directors (the “Board”) of CPI Aerostructures, Inc. (the “Company”) appointed Pamela Levesque to fill a Class II director vacancy on the Board and to serve on the Audit and Finance Committee of the Board. The Board has determined that Ms. Levesque is an independent director under the listing rules of the NYSE American, LLC.

As a non-employee director of the Company, during 2023 Ms. Levesque will receive compensation of $19,178, representing pro-rated annual director compensation of $100,000 for her service on the Board. Forty percent of Ms. Levesque’s compensation will be payable in cash and sixty percent will be payable in Company common equity through restricted stock units. In addition, the Company has entered into an indemnification agreement with Ms. Levesque, pursuant to which the Company will indemnify and advance related expenses to Ms. Levesque to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreement is qualified by reference to the full text of the Company’s form of indemnification agreement, which is attached as Exhibit 10.29 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

Item 9.01	Financial Statements and Exhibits

Exhibit	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 24, 2023	CPI AEROSTRUCTURES, INC.

	By:	/s/ Andrew Davis
Andrew Davis
Chief Financial Officer

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